Exhibit 10.1

BSQUARE CORPORATION

Side Letter

July 6, 2021

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

Reference is made to that certain At Market Issuance Sales Agreement dated April 2, 2021 (the “Agreement”) between B. Riley Securities, Inc. (the “Agent”) and BSQUARE Corporation (the “Company”). Capitalized terms have the meanings ascribed to them in the Agreement.

This letter is to confirm the understanding of the parties that the Agreement applies to the issuance and sale of Placement Shares up to that number of shares or dollar amount of Common Stock registered on the effective Registration Statement pursuant to which the offering is being made, which amount is the “Maximum Amount” (provided that in no event shall the aggregate number of Placement Shares sold pursuant to this Agreement exceed the number of authorized but unissued shares of Common Stock). All other terms and conditions of the Agreement remain in full force and effect.

Very truly yours,

BSQUARE CORPORATION

By:         /s/ Ralph C. Derrickson

Name:         Ralph C. Derrickson

Title:           President and Chief Executive Officer

Acknowledged and Agreed:

B. RILEY SECURITIES, INC.

By:         /s/ Patrice McNicoll

Name:         Patrice McNicoll

Title:           Co-Head of Investment Banking